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                                                                     Exhibit 5.1

                     LEGAL OPINION OF PEDERSEN & HOUPT, P.C.

                       (Pedersen & Houpt, P.C. Letterhead)


                               November 23, 1998


SpinCycle, Inc.
15990 North Greenway/Hayden Loop
Suite 400
Scottsdale, Arizona 85260


                  Re:             SpinCycle, Inc.
                                  Registration Statement
                                  File No. 333-57989


Gentlemen:

         We have acted as counsel to SpinCycle, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, Registration No. 333-57989 (as amended to date, the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (i) 144,990 Warrants (the "Warrants") to purchase 26,661 shares of Common Stock, par value $.01 per share, of the Company (the "Warrant Shares") and (ii) the Warrant Shares. The Warrants were issued pursuant to a Warrant Agreement (the "Warrant Agreement") dated as of April 29, 1998 between the Company and Norwest Bank Minnesota, N.A., as Warrant Agent for the benefit of the holders of the Warrants (in such capacity, the "Warrant Agent").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Warrant Agreement; (iii) the form of the Warrants, included as an exhibit to the Warrant Agreement; and (iv) the Registration Rights Agreement dated as of April 29, 1998 between the Company and Credit Suisse First Boston Corporation (the "Registration Rights Agreement"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of the Company and such agreements, certificates or records of public officials, certificates of officers or representatives of the Company, respectively, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis

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SpinCycle, Inc.
November 23, 1998
Page 2


for the opinions set forth herein.  The documents  described in clauses (ii) and
(iii) are referred to herein as the "Operative Documents."

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have assumed that the parties to such documents (including the Company) had the power and authority to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, and execution and delivery by such parties of such documents and (except with respect to the Operative Documents) that such documents constitute valid and binding obligations of such parties.

         In providing the opinion set forth below, we have also assumed, without any special investigation, that the execution and delivery by the Company of the Operative Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with, or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or its properties is subject other than (x) securities or anti-fraud laws of any jurisdiction, (y) the laws, rules and regulations of the General Corporation Law of the State of Delaware and (z) the federal laws of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. Based solely upon discussions with officers of the Company responsible for such matters and review of material documents identified to us by such officers, there are no such violations, conflicts or defaults. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Trustee and others.

         With respect to the issuance of any Warrant Shares, we have assumed that the issuance of such Warrant Shares will have been duly authorized and the certificates evidencing the same will have been duly executed and delivered against receipt of consideration approved by the Company which will be no less than the par value thereof.


         We are members of the Bar of the State of Illinois.



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SpinCycle, Inc.
November 23, 1998
Page 3




         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, (i) the Warrants constitute valid and binding obligations of the Company, entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms and (ii) the Warrant Shares, when issued and delivered, will be duly authorized and validly issued, fully paid and non-assessable.

         The foregoing opinion is limited by the following qualifications:

         (A) The enforcement thereof may be subject to, or limited by, (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (B) The rights to indemnification and contribution contained in the Warrant Registration Rights Agreement may be limited by state or federal securities laws or the public policy underlying such laws.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement and in the related Prospectus as the same appears under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/  Pedersen & Houpt, P.C.


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